Exhibit 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IDACORP, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), we, Jan B. Packwood, Chief Executive Officer of the Company, and Darrel T. Anderson, Vice President, Chief Financial Officer and Treasurer of the Company, certify that:

(1)               The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Jan B. Packwood	/s/Darrel T. Anderson
Jan B. Packwood	Darrel T. Anderson
Chief Executive Officer	Vice President, Chief Financial
November 6, 2003	Officer and Treasurer
November 6, 2003